COOPERATION AGREEMENT

between NIKA PHARMACEUTICALS, INC., a Colorado Corporation with its principal offices located at 2269 Merrimack Valley Avenue, Henderson, NV 89044, United States, hereinafter referred to as the "NKPH",

-and-

NIKA BIOTECHNOLOGY, INC., a Nevada Corporation with its principal offices located at 5795 South Sandhill Road Suite A, Las Vegas, NV 89120, United States, hereinafter referred to as the "NKBT",

both of which declare their definite desire to develop a joint business in the field of production and distribution of medicinal products and dietary supplements.

In consideration of the promises made herein and intending to be legally bound as of the date of signing, the parties agree as follows:

I. General Terms

1. Cooperation Terms

1.1 All development of the prescription drug TNG, the dietary supplements Physiolong and Carotilen, as well as any future acquired other patents for prescription drugs and dietary supplements, shall be jointly developed by the parties.

1.2 The costs of production and distribution will be financed by both parties in equal parts.

1.3 The net profit – after deduction of all expenses and taxes – will be distributed between the NKPH and NKBT in equal parts.

1.4 NKBT shall have a leading role in the management of the process of distribution – market development for the territories of North America, South America, Asia, and Australia (continent).

1.5 NKPH shall have a leading role in the management of the process of distribution – market development for the territories of Europe and Africa.

2. Term of the agreement

2.1 The duration of the current agreement will be for a period of 15 years and will renew automatically unless there are reasonable objections to the renewal by one of the parties.

3. Termination

3.1 The current agreement can be terminated only under mutual consent in writing signed by both parties.

II. Representations

4. Status of the NKPH

4.1 NKPH is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, with corporate power to own property and carry on its business as it is now being conducted. NKPH is domiciled in Colorado under the Colorado Secretary of State with Colorado Business ID 20041195123. NKPH is a fully reporting company with the Securities and Exchange Commission ("SEC") with CIK #0001145604.

4.2 NKPH has exclusive rights for the production and distribution of prescription medicine Thymus Nuclear Glycoprotein ("TNG") and dietary supplements Physiolong and Carotilen.

5. Status of the NKBT

5.1 NKBT is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with corporate power to own property and carry on its business as it is now being conducted. NKBT is domiciled in Nevada under the Nevada Secretary of State as Entity Number C7195-1999 and Nevada Business ID

NV19991213301. NKBT is a public company with CIK #0001619147 and its common stock trade on OTC Markets PINK. All filings with OTC Markets are current.

III. Additional terms

6. Disagreements

6.1. All disagreements between the parties of this agreement will be resolved in the spirit of good faith and if that is not possible, in a competent court.

7. Signing terms

7.1 This Agreement shall enter into full force as of the date of closing of the Asset Sale Agreement between International Professional Trainings Group, Ltd. and Dimitar Savov signed on July 26, 2022.

7.2 This Agreement is signed in two identical copies - one for each party.

Date: August 1, 2022

FOR NIKA PHARMACEUTICALS, INC.:

DIMITAR SLAVCHEV SAVOV
PRESIDENT
NIKA PHARMACEUTICALS, INC.

FOR NIKA BIOTECHNOLOGY, INC.:

DIMITAR SLAVCHEV SAVOV
PRESIDENT
NIKA BIOTECHNOLOGY, INC.